September 23, 2022

State Street Bank and Trust Company

200 Newport Ave

North Quincy, MA 02171

Attention: Steven Bagley Jr., Managing Director

Re:	Each Putnam exchange traded fund identified on Exhibit A hereto (each, a “New Putnam ETF Fund” and collectively, the “New Putnam ETF Funds”)

Ladies and Gentlemen:

Please be advised that each New Putnam ETF Fund has been formed as a separate series of the Putnam ETF Trust (the “Trust”) that is registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 11, the Additional Portfolios provision, of the Master Transfer Agency and Service Agreement dated as of April 1, 2021 (as amended, the “Agreement”) by and between the Trust and State Street Bank and Trust Company (“State Street”), the Trust hereby requests that State Street act as Transfer Agent for the New Putman ETF Funds under the terms of the aforementioned contract effective as of [*] (the “Effective Date”). In connection with such request, the Trust hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. An updated Schedule A to the Agreement reflecting this addition is attached.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

Putnam ETF TRUST

By: /s/ Susan Malloy

Name: Susan Malloy

Title: Vice President and Assistant Treasurer

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Stephanie B. Mansfield___________________

Name: Stephanie B. Mansfield

Title: Managing Director, Global Relationship Management

Information Classification: Limited Access

Exhibit A

New Putnam ETF Funds

Putnam ETF Trust

Putnam BDC Income ETF

Putnam Emerging Markets ex-China ETF

Putnam BioRevolution ETF

Information Classification: Limited Access

SCHEDULE A

to

Master Transfer Agency and Service Agreement

LIST OF PORTFOLIOS

Putnam ETF Trust

Putnam Focused Large Cap Growth ETF

Putnam Focused Large Cap Value ETF

Putnam Sustainable Future ETF

Putnam Sustainable Leaders ETF

Putnam BDC Income ETF

Putnam Emerging Markets ex-China ETF

Putnam BioRevolution ETF

Information Classification: Limited Access